Preferred Apartment Communities, Inc. Reports Results for Third Quarter 2013
Atlanta, GA, November 4, 2013

Preferred Apartment Communities, Inc. (NYSE MKT: APTS) (the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended September 30, 2013. Unless otherwise indicated, all per share results are reported based on the weighted average shares of Common Stock outstanding on a fully-diluted basis for the period.
"We believe we had extraordinary results for the third quarter 2013," said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer. Williams added, "Our FFO, AFFO and cash flow from operations exceeded our expectations. Our FFO, AFFO, total revenues and cash flow from operations for the third quarter 2013 each increased by more than 131% from the same period in 2012. In addition, we continued to expand our asset base by originating loans in connection with the development of student housing projects in Georgia and Mississippi and by making a new mezzanine loan investment in a multifamily project in Williamsburg, Virginia. As we grow, we expect to continue to diversify our footprint into new markets that we believe have the strong economic fundamentals we are seeking."
Third Quarter 2013
For the third quarter 2013, the Company reported Funds From Operations Attributable to Common Stockholders and Unitholders, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, of $2,660,575, or $0.24 per weighted average share of Common Stock and Class A Unit of our operating partnership ("Class A OP Unit") outstanding on a fully diluted basis, compared with FFO of $881,543 for the third quarter 2012, or $0.17 per weighted average share of Common Stock and Class A OP Unit outstanding for the third quarter 2012, an increase of approximately 202% in FFO and an increase of approximately 41% in FFO per weighted average share of Common Stock and Class A OP Unit outstanding. The lower increase in FFO per weighted average share of Common Stock and Class A OP Unit outstanding is primarily due to the issuance of 5,714,274 shares of Common Stock in May 2013. This resulted in an increase in our weighted average shares of Common Stock and Class A OP Units outstanding from 5,178,822 for the third quarter 2012 to 11,148,347 for the third quarter 2013. At September 30, 2013, we had outstanding 11,073,731 shares of Common Stock and 106,988 Class A OP Units.

For the third quarter 2013, the Company reported Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, of $2,062,981, compared with AFFO of $817,996 for the third quarter 2012, an increase of approximately 152%. AFFO is calculated by beginning with FFO and eliminating certain items that we believe by their nature are not comparable from period to period or tend to obscure the Company's actual operating performance. A reconciliation of net income (loss) attributable to common stockholders to FFO and AFFO is included in the Supplemental Financial Data Report attached to this press release on our website and is available using the following link: http://preferredapartmentcommunities.investorroom.com/3Q13_Supplemental_Data.

For the third quarter 2013, the Company reported net cash provided by operating activities was $2,835,304. This represents an increase of approximately $1.6 million, or approximately 131% over net cash provided by operating activities for the third quarter 2012.

For the third quarter 2013, the Company reported a net loss attributable to common stockholders of $879,697, or approximately $0.08 per share, compared to a net loss attributable to common stockholders of $18,764, or approximately $0.00 per share, for the third quarter 2012. Net loss attributable to common stockholders for the third quarter 2013 compared to the third quarter 2012 increased as a result of non-cash depreciation and amortization expenses of approximately $3.7 million and $0.9 million for the third quarters of 2013 and 2012, respectively.

For the third quarter 2013, the Company reported total revenues of $8,752,275, compared to total revenues of $3,243,251 for the third quarter 2012, an increase of approximately $5.5 million, or approximately 170%.

The increases in FFO, AFFO, net cash provided by operating activities and revenue were primarily due to a full quarter of income from four additional mezzanine loans and three acquisition bridge loans (one of which was converted to a full mezzanine loan in the second quarter 2013) that were originated in the second half of 2012 and the first half of 2013, and full fees and a partial quarter of income from two additional mezzanine loans and one acquisition bridge loan originated during the third quarter 2013, whereas the third quarter 2012 operating results did not reflect additions of any of these type of investments. The Company also recorded a full quarter of operating results from the three communities acquired in January 2013, which included additional rental revenue and additional operational expenses.

Interest expense increased by approximately $923,000 in the third quarter 2013 compared to the third quarter 2012, due mainly to additional interest and amortization of deferred loan costs on the mortgage loans on the three communities acquired in January 2013 and on our $30.0 million revolving credit facility.

Other than with regard to our $30.0 million revolving credit facility, we continue to hold no debt at the Company or operating partnership levels, have no cross-collateralization of our real estate assets, and have no contingent liabilities at the Company or operating partnership levels with regard to our secured mortgage debt on our communities.
Same Store Financial Data
For our same store communities, total revenues increased 3.8% during the third quarter 2013 compared to the third quarter 2012, resulting in a 0.2% increase in same store net operating income ("NOI"). Same store NOI results for the third quarter 2013 were adversely affected primarily by a revision of an estimate of approximately $74,000 to reflect an increase in annual property tax expense for our Summit Crossing community for the nine months ended September 30, 2013. Excluding the portion of this revision that pertained to the six months ended June 30, 2013, our same store NOI for the third quarter 2013 would have increased approximately 4.3% compared to the third quarter 2012. Same store NOI is a supplemental non-GAAP financial measure. A reconciliation of same store NOI to net income (loss) is included in the Supplemental Financial Data Report, which is attached to this press release on our website and is available using the following link: http://preferredapartmentcommunities.investorroom.com/3Q13_Supplemental_Data.
Total Assets
As of September 30, 2013, our total assets were approximately $280 million compared to approximately $117 million as of September 30, 2012, an increase of approximately 139%. Please see the description of the increased revenue above for the primary reasons for the increase in total assets.
Planned Investment Activity
Columbus, Ohio
We signed a purchase agreement to acquire a 276-unit multifamily community in Columbus, Ohio on November 4, 2013. Currently, we are in the due diligence inspection period during which we have the right to terminate the purchase agreement in our sole discretion. If we do not terminate the purchase agreement during the due diligence period and subject to the conditions to closing being satisfied, we anticipate completing this acquisition by year end.
Summit II
In May 2012, we made a mezzanine loan investment of approximately $6.1 million in connection with the construction of a 140-unit multifamily community in Atlanta, Georgia ("Summit II"). As part of our investment, we received a purchase option to acquire Summit II, which option is exercisable commencing October 1, 2014. Summit II is located adjacent to our 345-unit multifamily community called Summit Crossing Apartments. We are currently in negotiations to exercise our purchase option prior to the beginning of the option period. Subject to Summit II meeting its operating income targets and successfully negotiating the right to exercise our purchase option early and subject to the conditions to closing being satisfied, we anticipate completing this acquisition by year end.

Northern Virginia
On November 4, 2013, we entered into a non-binding commitment letter with Oxford Properties, LLC pursuant to which we have offered to provide an approximately $16.9 million mezzanine loan in connection with the construction of a 304-unit multifamily community in Northern Virginia. Subject to negotiating definitive mezzanine loan documents and Oxford Properties receiving a commitment for a senior construction loan and subject to the conditions to closing being satisfied, we anticipate originating this mezzanine loan by year end.
Capital Markets Activities
Our registration statement on Form S-3, as amended (Registration No. 333-183355),was declared effective by the Securities and Exchange Commission (the "SEC") on October 11, 2013. This registration statement allows us to offer up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock (the "Follow-On Offering"). The price per Unit is $1,000. The Series A Redeemable Preferred Stock ranks senior to PAC's Common Stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution and winding up. The Units are being offered by International Assets Advisory, LLC, the dealer manager for the Follow-On Offering, on a "reasonable best efforts" basis.
We expect the Follow-On Offering to provide us with the ability to continue to offer our Series A Redeemable Preferred Stock and Warrants as originally offered pursuant our registration statement on Form S-11, as amended (File No. 333-176604), for up to 150,000 Units (the "Primary Series A Offering"). We expect the Primary Series A Offering will terminate on December 31, 2013, at which time we intend to commence sales pursuant to the Follow-On Offering. International Assets Advisory, LLC also is the dealer manager for the Primary Series A Offering. We intend to invest substantially all the net proceeds of the Follow-On Offering in connection with the acquisition of multifamily communities, other real estate-related investments and general working capital purposes.
Dividends
Quarterly Dividends on Common Stock and Class A Operating Partnership Units
On August 8, 2013, the Company declared a quarterly dividend on its Common Stock of $0.15 per share for the third quarter 2013, which was paid on October 15, 2013 to all stockholders of record on September 16, 2013. In conjunction with the Common Stock dividend, our operating partnership declared a distribution on its Class A OP Units of $0.15 per unit for the third quarter 2013, which was paid on October 15, 2013 to all Class A OP Unit holders of record as of September 16, 2013.
Monthly Dividends on Series A Redeemable Preferred Stock
The Company declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled $973,069 for the three-month period ended September 30, 2013 and represents a 6% annual yield. Our net cash from operating activities was sufficient to fund our third quarter cash dividends declared on our Common Stock, Class A OP Units, and Series A Redeemable Preferred Stock.
Additionally, on October 22, 2013, the Company declared monthly dividends of $5.00 per share on its Series A Redeemable Preferred Stock (plus a prorated amount for September 2013 with respect to certain shares that were issued in September 2013), which totaled $364,308 for October 2013 and that will be paid on November 20, 2013 to applicable holders of Series A Redeemable Preferred Stock of record as of October 31, 2013.
Physical and Average Economic Occupancy

On September 30, 2013, our aggregate physical occupancy was 95.4%. For the three-month period ended September 30, 2013, our average monthly economic occupancy was 93.7% and our average physical occupancy was 95.9%. We define physical occupancy as the number of units occupied divided by total apartment units. We calculate average economic occupancy by dividing gross potential rent less vacancy losses, model expenses, bad debt expenses and concessions by gross potential rent.

Fourth Quarter 2013 AFFO Guidance
We currently project our AFFO to be in the range of $2,100,000 to $2,500,000 for the fourth quarter 2013.
Note, our guidance on projected AFFO for the fourth quarter 2013 excludes any proceeds from any additional shares of our Series A Redeemable Preferred Stock or other securities that we may issue and potential dividends to be paid on those securities.
Conference Call and Supplemental Data
Preferred Apartment Communities will hold its quarterly conference call on Tuesday, November 5, 2013 at 11:00 a.m. Eastern Time to discuss its third quarter 2013 results. To participate in the conference call, please dial in to the following:
Live Conference Call Details
Domestic Dial-in Number: (800) 860-2442
International Dial-in Number: (412) 858-4600
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, November 5, 2013
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' third quarter conference call will be available online, on a listen-only basis, at the Company's website, www.pacapts.com under the tab "Investors" and then click on the "Upcoming Webcasts" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Archived Webcasts.

Preferred Apartment Communities also produces a Supplemental Financial Data package that provides additional information regarding the Company's overall financial position. This Supplemental Financial Data is considered an integral part of, and is attached to, this earnings release and is also available on the Company's website at http://preferredapartmentcommunities.investorroom.com/3Q13_Supplemental_Data, or by contacting Leonard A. Silverstein in Investor Relations at (770) 818-4147.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and AFFO. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds From Operations Attributable to Common Stockholders and Unitholders

Analysts, managers, and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U. S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized non-GAAP measures currently in practice. In its 2002 "White Paper on Funds From Operations," which was most recently revised in 2012, NAREIT standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one we report) is:

Net income/loss:

•	Excluding impairment charges on and gains/losses from sales of depreciable property;

•	Plus depreciation and amortization of real estate assets; and

•	After adjustments for unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing our reported FFO results to those of other companies. The Company's FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which we believe is net income/loss attributable to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

FFO plus:

•	Acquisition costs;

•	Organization costs;

•	Non-cash equity compensation to directors and executives;

•	Amortization of loan closing costs;

•	Depreciation and amortization of non-real estate assets;

•	Net loan fees received;

•	Loan exit fees received;

•	Adjustments for non-cash dividends; and

•	Losses on early debt extinguishment;
Less:

•	Non-cash loan interest income;

•	Cash paid for loan closing costs;

•	Amortization of acquired intangible liabilities; and

•	Normally recurring capital expenditures.

AFFO figures reported by us may not be comparable to those reported by other companies. Investors are cautioned that AFFO excludes acquisition costs which are generally recorded in the periods in which the properties are acquired (and often preceding periods). We utilize AFFO to measure the liquidity generated by our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. AFFO is a useful supplement to, but not a substitute for, its closest GAAP-compliant measure, which we believe to be net income/loss available to common stockholders.

Same Store Net Operating Income ("NOI")

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, which we believe to be net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "outlook" and similar expressions.
The forward-looking statements contained in this press release and in our Supplemental Financial Data are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: Our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which we intend to file shortly after this release, and our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 15,2013 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 filed with the SEC on May 15, 2013 and August 12, 2013, respectively, all under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations." All information in this release is as of November 4, 2013. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

Additional Information

The SEC has declared effective the registration filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively the Company or its dealer manager, International Assets Advisory, LLC, will arrange to send you the prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia 30339.

The final prospectus for the Primary Series A Offering, dated November 18, 2011, and supplements thereto can be accessed through the following links:

http://sec.gov/Archives/edgar/data/1481832/000114420411065849/v241104_424b3.htm,
http://sec.gov/Archives/edgar/data/1481832/000114420412025689/v311206_424b3.htm,
http://sec.gov/Archives/edgar/data/1481832/000114420412028124/v313026_424b3.htm,
http://sec.gov/Archives/edgar/data/1481832/000114420412047807/v322258_424b3.htm,
http://sec.gov/Archives/edgar/data/1481832/000148183212000031/supplementno4.htm,
http://www.sec.gov/Archives/edgar/data/1481832/000148183212000051/supplement_noxx5xtoxprospe.htm,
http://www.sec.gov/Archives/edgar/data/1481832/000148183213000012/supplement_nox6xtoxprospec.htm,
http://www.sec.gov/Archives/edgar/data/1481832/000148183213000037/supplement_noxx7xtoxprospe.htm,
http://www.sec.gov/Archives/edgar/data/1481832/000148183213000050/supplementno8.htm, and
http://www.sec.gov/Archives/edgar/data/1481832/000148183213000077/supplementno9.htm

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com